    As Filed with the Securities and Exchange Commission on October 26, 1999
                                                    Registration Statement No.--

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                           RHBT FINANCIAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

           South Carolina                                  58-2482426
           --------------                                  ----------
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                              315 East Main Street
                         Rock Hill, South Carolina 29731
                         -------------------------------
                    (Address of Principal executive offices)

              RHBT Financial Corporation 1999 Stock Incentive Plan
              ----------------------------------------------------
                            (Full Title of the Plan)

            J.A. Ferguson, Jr., President and Chief Executive Officer
                           RHBT Financial Corporation
                              315 East Main Street
                         Rock Hill, South Carolina 29731
                                 (803) 324-2500
                                 --------------
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                              Copies Requested to:

                              Neil E. Grayson, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6225 (Fax)

                        --------------------------------

                                       CALCULATION OF REGISTRATION FEE
==========================================================================================================
         Title of                                 Proposed                Proposed
        Securities             Amount              Maximum                Maximum              Amount of
          to be                 to be             Offering               Aggregate            Registration
        Registered           Registered      Price Per Share (1)     Offering Price (1)           Fee
        ----------           ----------      -------------------     ------------------       ------------
Common Stock, par value        130,000                $16.25              $2,112,500           $  587.28
$.01 per share

Common Stock, par value        182,500                $12.40              $2,263,000           $  629.11
$.01 per share
--------------                 -------                                                         ---------
Total                          312,500                                                         $1,216.39

(1) This estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and is based on 182,500 shares of common stock issuable pursuant to existing s stock options with an exercise price of $12.40 and 130,000 shares of common stock being offered at an exercise price of $16.25, which is based upon he average of the bid and asked prices of the common stock on October 20, 1999, as quoted on the OTC Bulletin Board.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by RHBT Financial Corporation with the SEC are hereby incorporated by reference into this registration statement:

         (a) the Annual Report for Rock Hill Bank & Trust on Form 10-KSB for the fiscal year ended December 31, 1998 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, File No. 000-26905);

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

         (c) the description of the Company's common stock contained in the Company's registration statement on Form 10-SB filed with the FDIC and declared effective on July 22, 1998.

         In addition, all reports and other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all remaining unsold securities, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         No response is required to this item.

Item 6.  Indemnification of Directors and Officers.

         The articles of incorporation of the company contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to the company or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

         Under its bylaws, the company must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of the company or its subsidiaries or any other corporation which the person served as a director at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         Under the bylaws, indemnification will be disallowed if it is established that the director engaged in willful misconduct or a knowing violation of the criminal law. In addition to the bylaws of the company, Section 33-8-520 of the South Carolina Business Corporation Act of 1988 requires that "a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding." This statute also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the statute.

         The board of directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

         4.1      -        Articles of Incorporation(incorporated by reference
                           to the Bank's Registration Statement on Form 10-QSB
                           filed July 30, 1998

         4.2      -        Bylaws(incorporated by reference to the Bank's
                           Registration Statement on Form 10-QSB filed July 20,
                           1998).

         4.3      -        RHBT Financial Corporation 1999 Stock Incentive Plan
                           (incorporated by reference to the Company's 1998
                           Annual Report of Rock Hill Bank & Trust on Form 10
                           KSB)

         5.1      -        Legal opinion of Nelson Mullins Riley & Scarborough,
                           L.L.P.

         23.1     -        Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                           (contained in their opinion filed as Exhibit 5.1)

         24       -        Power of Attorney (contained on the signature pages
                           of this Registration Statement)

Item 9.  Undertakings.

         The Company hereby undertakes that it will:

         (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina, on this 20th day of October, 1999.


                                    RHBT FINANCIAL CORPORATION


                                    By:   /s/  J. A. Ferguson, Jr.
                                          -------------------------------------
                                          J. A. Ferguson, Jr.
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints J.
A. Ferguson, Jr., for himself or herself in name, place and stead, in any and all capacities, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on the dates noted below.


         Signature                Title                        Date
         ---------                -----                        ----

---------------------------       Director
Edwin L. Barnes


/s/ William C. Beaty, Jr.         Director                     October 20, 1999
---------------------------
William C. Beaty, Jr.


/s/ Claude W. Burns, II           Director                     October 20, 1999
---------------------------
Claude W. Burns, II


/s/ J. A. Ferguson, Jr.           Director,                    October 20, 1999
---------------------------       President,
J. A. Ferguson, Jr.               Chief Executive Officer


/s/ Jean M. Gaillard              Director                     October 20, 1999
---------------------------
Jean M. Gaillard


/s/ Hugh L. Harrelson, Sr.        Director                     October 20, 1999
---------------------------
Hugh L. Harrelson, Sr.


/s/ Jerry H. Padgett              Director                     October 20, 1999
---------------------------
Jerry H. Padgett


/s/ Richard S. Powell             Director                     October 20, 1999
---------------------------
Richard S. Powell


/s/ Elvin F. Walker               Director                     October 20, 1999
---------------------------
Elvin F. Walker

                                  EXHIBIT INDEX

Exhibit                                                                   Sequential
Number                              Exhibit                               Page No.
------                              -------                               --------

  4.1      -        Articles of Incorporation(incorporated by reference
                    to the Bank's Registration Statement on Form 10-QSB
                    filed July 30, 1998

  4.2      -        Bylaws (incorporated by reference to the Bank's
                    Registration Statement on Form 10-QSB filed July 20,
                    1998).

  4.3      -        RHBT Financial Corporation 1999 Stock Incentive Plan
                    (incorporated by reference to the Company's 1998
                    Annual Report of Rock Hill Bank & Trust on Form 10
                    KSB).

  5.1      -        Legal opinion of Nelson Mullins Riley & Scarborough,
                    L.L.P.

 23.1      -        Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                    (contained in their opinion filed as Exhibit 5.1).

 24        -        Power of Attorney (contained on the signature pages
                    of this Registration Statement).